                                                            March 30, 2004

                                                            Media:  Josh Reiss
                                                            (713) 267-3740
                                                            Investors: Ron Kurtz
                                                            (713) 267-3686

                   MAXXAM REPORTS RESULTS FOR FOURTH QUARTER,
                              TWELVE MONTHS OF 2003

HOUSTON, Texas (March 30, 2004) - MAXXAM Inc. (AMEX: MXM) today reported net income of $13.3 million, or $1.88 per share, for the fourth quarter of 2003, compared to a net loss of $14.6 million, or $2.23 per share, for the fourth quarter of 2002. Net sales for the fourth quarter of 2003 totaled $93.8 million, compared to $69.5 million for the same period of 2002.

For 2003, MAXXAM reported a net loss of $11.6 million, or $1.79 per share, compared to a net loss of $84.0 million, or $12.87 per share, for 2002. Net sales for 2003 were $336.6 million compared to $468.5 million for 2002.

MAXXAM reported operating income of $27.3 million for the fourth quarter and
$41.4 million for 2003, compared to operating losses of $0.5 million and $15.1 million for the comparable periods of 2002.

The differences between the 2003 and 2002 twelve-month results are partially attributable to the deconsolidation of Kaiser Aluminum's financial results beginning February 12, 2002, the date Kaiser Aluminum filed for Chapter 11 reorganization.

For the twelve months of 2002, after excluding aluminum operations, MAXXAM reported net sales of $301.0 million, operating income of $8.5 million, and a net loss of $35.5 million or $5.45 per share.

FOREST PRODUCTS OPERATIONS

The forest products segment's net sales for the fourth quarter of 2003 increased compared to the same period of a year ago primarily as a result of higher average sales prices of redwood common grade lumber and higher shipments of redwood and Douglas-fir lumber. Net sales of logs decreased for the fourth quarter as compared to the same period of 2002 while revenues from power sales increased between the periods, primarily due to more megawatts sold.

The forest products segment's operating income increased for the fourth quarter of 2003 versus the same period of 2002. Results for the 2003 quarter include a
$16.8 million gain on the sale of timberlands. Gross margins on sales of lumber for the quarter increased; however, higher harvesting costs per unit limited the improvement.

REAL ESTATE OPERATIONS

Net sales for the real estate segment increased for the 2003 fourth quarter versus the same period of 2002. An increase in sales of acreage and commercial lots at the Fountain Hills development project, an $8.8 million sale of a real estate parcel in Lake Havasu, Arizona, and an increase in real estate sales at
Palmas del Mar all contributed to the improvement, as did the Company's commercial lease properties (several of which were acquired in the fourth quarter of 2002). Operating results improved largely due to the increase in sales.

RACING OPERATIONS

Net sales and operating results for the racing segment declined for the 2003 fourth quarter versus the same period of the prior year. While the number of live race days was higher for the 2003 period as compared to 2002, the segment's overall average daily attendance at both Sam Houston Race Park and Valley Race
Park declined in the fourth quarter of 2003 which negatively impacted pari-mutuel commissions. The decline in operating results was primarily due to lower net sales. In addition, general and administrative expenses increased in part due to costs associated with legislative efforts.

OTHER MATTERS

As previously announced in prior earnings statements, MAXXAM may from time to time purchase shares of its common stock on national exchanges or in privately negotiated transactions.

                                   171-033004

Company press releases may contain statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may vary materially from those expressed or implied in the forward-looking statements as a result of various factors.

                      MAXXAM INC. AND SUBSIDIARIES

             CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
           (IN MILLIONS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                                         THREE MONTHS ENDED            TWELVE MONTHS ENDED
                                                                            DECEMBER 31,                   DECEMBER 31,
                                                                      ------------------------     ---------------------------
                                                                          2003        2002             2003         2002 (1)
                                                                      ----------- ------------     ------------  -------------
                                                                            (UNAUDITED)
Net sales:
    Forest products operations.....................................   $     51.9  $      45.4      $     208.5   $      199.4
    Real estate operations.........................................         29.6         11.1             78.3           48.9
    Racing operations (2)..........................................         12.3         13.0             49.8           52.7
                                                                      ----------- ------------     ------------  -------------
      Total, excluding aluminum operations.........................         93.8         69.5            336.6          301.0
    Aluminum operations............................................            -            -                -          167.5
                                                                      ----------- ------------     ------------  -------------
                                                                            93.8         69.5            336.6          468.5
                                                                      ----------- ------------     ------------  -------------

Costs and expenses.................................................        (66.5)       (70.0)          (295.2)        (483.6)
                                                                      ----------- ------------     ------------  -------------

Operating income (loss):
    Forest products operations.....................................         17.6          2.6             34.5           18.8
    Real estate operations.........................................         12.8         (0.9)            17.1           (0.2)
    Racing operations..............................................         (0.6)         0.2             (1.9)           0.4
    Corporate......................................................         (2.5)        (2.4)            (8.3)         (10.5)
                                                                      ----------- ------------     ------------  -------------
      Total, excluding aluminum operations.........................         27.3         (0.5)            41.4            8.5
    Aluminum operations............................................            -            -                -          (23.6)
                                                                      ----------- ------------     ------------  -------------
                                                                            27.3         (0.5)            41.4          (15.1)
                                                                      ----------- ------------     ------------  -------------

Other income (expense):
    Investment, interest and other income (expense), net...........          6.1          2.8             25.0           12.6
    Interest expense...............................................        (19.1)       (19.9)           (77.0)         (92.8)
                                                                      ----------- ------------     ------------  -------------
Income (loss) before income taxes and minority interests...........         14.3        (17.6)           (10.6)         (95.3)
Income tax (provision) benefit.....................................         (1.0)         3.0             (1.0)          10.4
Minority interests.................................................            -            -                -            0.9
                                                                      ----------- ------------     ------------  -------------
Net income (loss)..................................................   $     13.3  $     (14.6)     $     (11.6)  $      (84.0)
                                                                      =========== ============     ============  =============

Basic earnings (loss) per share....................................   $     1.91  $     (2.23)     $     (1.79)  $     (12.87)
                                                                      =========== ============     ============  =============
Diluted earnings (loss) per common and common equivalent share.....   $     1.88  $     (2.23)     $     (1.79)  $     (12.87)
                                                                      =========== ============     ============  =============

(1) Amounts shown for 2002 reflect the deconsolidation of Kaiser Aluminum as of February 12, 2002, the date Kaiser Aluminum filed Chapter 11 reorganization.

(2) Pari-mutuel costs and expenses are now included in the racing segment's costs and expenses.  Previously, these costs and expenses were netted against gross revenues.